Exhibit 10.1

SUBORDINATED NOTE PURCHASE AGREEMENT

This SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of June 29, 2021 and is made by and among BankGuam Holding Company, a Guam corporation (“Company”), and the several purchasers of the Subordinated Notes named on Schedule I hereto (each a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, Company has requested that the Purchasers purchase from Company up to $20 Million in aggregate principal amount of Subordinated Notes (as defined herein), which aggregate amount is intended to qualify as Tier 2 Capital (as defined herein).

WHEREAS, Company has engaged Janney Montgomery Scott LLC as its exclusive placement agent (the “Placement Agent”) for the offering of the Subordinated Notes.

WHEREAS, each of the Purchasers is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or a QIB (as defined herein).

WHEREAS, the offer and sale of the Subordinated Notes by Company is being made in reliance upon the exemptions from registration available under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act.

WHEREAS, each Purchaser is willing to purchase from Company a Subordinated Note in the principal amount set forth in Schedule I (the “Subordinated Note Amount”) in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Subordinated Notes.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.	DEFINITIONS.

1.1        Defined Terms.    The following capitalized terms used in this Agreement and in the Subordinated Notes have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.

“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates.

“Agreement” has the meaning set forth in the preamble hereto.

“Bank” means Bank of Guam, a Guam chartered commercial bank and a wholly owned subsidiary of the Company.

“Business Day” means any day other than a Saturday, Sunday, or any other day on which banking institutions in the Territory of Guam are permitted or required by any applicable law or executive order to close.

“Bylaws” means the First Amended By-Laws of Company, as amended.

“Closing” has the meaning set forth in Section 2.4.

“Closing Date” means June 29, 2021.

“Company” has the meaning set forth in the preamble hereto and shall include any successor to Company by merger or otherwise.

“Company’s Liabilities” means Company’s obligations under the Transaction Documents.

“Company’s Reports” means (a) audited financial statements of the Company included in the SEC Reports for the years ended December 31, 2020 and December 31, 2019; (b) unaudited financial statements of the Company included in the SEC Reports for the period ended March 31, 2021; and (c) the Company’s reports for the period ended June 30, 2020 and the year ended December 31, 2020 as filed with the FRB as required by regulations of the FRB.

“Disbursement” has the meaning set forth in Section 3.1.

“DTC” has the meaning set forth in Section 5.8.

“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation, and any and all warrants, options or other rights to purchase any of the foregoing.

“Event of Default” has the meaning set forth in the Subordinated Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and the regulations of the SEC, as incorporated into regulations of the FRB and the FDIC, promulgated thereunder.

“FDIC” means the Federal Deposit Insurance Corporation.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency (including, without limitation, each applicable Regulatory Agency) with jurisdiction over Company or any of its Subsidiaries.

“Governmental Licenses” has the meaning set forth in Section 4.3.

“Hazardous Materials” means flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws and/or other applicable environmental laws, ordinances or regulations.

“Hazardous Materials Laws” mean any laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

“Indebtedness” means and includes: (i) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of Company and its Subsidiaries; and (ii) all obligations secured by any lien on property owned by Company or any Subsidiary whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of the business of the Company or Bank (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by Company or Bank and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.

“Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.

“Material Adverse Effect” means, with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial position, results of operations or business of such Person, or (ii) would materially impair the ability of any Person to perform its respective obligations under any of the Transaction Documents, or otherwise materially impede the consummation of the transactions contemplated hereby; provided, however, that

“Material Adverse Effect” shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions or their market prices generally and not specifically related to Company, the Bank or Purchasers, (4) any acts of God, natural disasters, terrorism, armed hostilities, sabotage, war, epidemic, pandemic or disease outbreak (including the COVID-19 virus) or any escalation or worsening of any of the foregoing, (5) direct effects of compliance with this Agreement on the operating performance of Company, the Bank or Purchasers, including expenses incurred by Company or Purchasers in consummating the transactions contemplated by this Agreement, and (6) the effects of any action or omission taken by Company with the prior written consent of Purchasers, and vice versa, or as otherwise contemplated by this Agreement and the Subordinated Notes.

“Maturity Date” means July 1, 2031.

“Noteholder” has the meaning set forth in the Subordinated Notes.

“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

“Placement Agent” has the meaning set forth in the Recitals.

“Property” means any real property owned or leased by Company or any Affiliate or Subsidiary of Company.

“Purchasers” has the meaning set forth in the preamble hereto.

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agencies” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to Company, Bank or any of their Subsidiaries.

“Secondary Market Transaction” has the meaning set forth in Section 5.5.

“Securities Act” has the meaning set forth in the Recitals.

“SEC” means the Securities and Exchange Commission.

“Subordinated Note” means the Subordinated Note (or collectively, the “Subordinated Notes”) in the form attached as Exhibit A hereto and issued pursuant to the terms of this Agreement, as amended, restated, supplemented or modified from time to time, and each Subordinated Note delivered in substitution or exchange for such Subordinated Note.

“Subordinated Note Amount” has the meaning set forth in the Recitals.

“Subsidiary” means with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.

“Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in 12 C.F.R. Part 217 and 12 C.F.R. Part 250, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

“Transaction Documents” has the meaning set forth in Section 3.2.1.

1.2        Interpretations.    The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Eastern Time unless otherwise specifically provided. All references to the Agreement and Subordinated Notes shall be deemed to be to such documents as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any replacement, extension or other modification thereof.

1.3        Exhibits Incorporated.    All Exhibits attached are hereby incorporated into this Agreement.

2.	SUBORDINATED DEBT.

2.1        General Matters.

2.1.1        Certain Terms.    Subject to the terms and conditions herein contained, Company proposes to issue and sell to the Purchasers, severally and not jointly, Subordinated Notes in an aggregate principal amount equal to the aggregate of the Subordinated Note Amounts. Purchasers, severally and not jointly, each agree to purchase the Subordinated Notes from the Company on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement and the Subordinated Notes. The Subordinated Note Amounts shall be disbursed in accordance with Section 3.1. The Subordinated Notes shall bear interest as set forth in the Subordinated Notes. The unpaid principal balance of the Subordinated Notes plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of (i) acceleration by Purchasers in accordance with the terms of the Subordinated Notes and this Agreement or (ii) Company’s delivery of a notice of redemption or repayment in accordance with the terms of the Subordinated Notes. In connection with any redemption of the Subordinated Notes, any redemption shall be made on a pro rata basis, and, for purposes of a redemption processed through the Depository, on a “Pro Rata Pass-Through Distribution of Principal” basis, among all of the Notes outstanding at the time thereof.

2.1.2        Subordination.    The Subordinated Notes shall be subordinated in accordance with the subordination provisions set forth therein.

2.2        Maturity Date.    On the Maturity Date, all sums due and owing under the Subordinated Notes shall be repaid in full. Company acknowledges and agrees that Purchasers have not made any commitments, either express or implied, to extend the terms of the Subordinated Notes past their Maturity Date, and shall not extend such terms beyond the Maturity Date unless Company and Purchasers hereafter specifically otherwise agree in writing.

2.3        Unsecured Obligations; No Sinking Fund.    The obligations of Company to Purchasers under the Subordinated Notes shall be unsecured. The Subordinated Notes are not entitled to the benefit of any sinking fund.

2.4        The Closing.    The execution and delivery of the Transaction Documents (the “Closing”) shall occur at the offices of Company at 10:00 a.m. (local time) on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree.

2.5        Payments.    Company agrees that matters concerning payments and application of payments shall be as set forth in this Agreement and in the Subordinated Notes.

2.6        Right of Offset.    Each Purchaser hereby expressly waives any right of offset it may have against Company.

2.7        Use of Proceeds.    Company shall use the net proceeds from the sale of Subordinated Notes for general corporate purposes.

3.	DISBURSEMENT.

3.1        Disbursement.    On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied by Company and Company has executed and delivered to Purchasers each of the Agreement and the Subordinated Notes and any other related documents in form and substance reasonably satisfactory to Purchasers, each Purchaser shall disburse the Subordinated Note Amount set forth next to its name in Schedule I in immediately available funds to Company in exchange for a Subordinated Note with a principal amount equal to such Subordinated Note Amount (the “Disbursement”). The Company will deliver to the respective Purchaser one or more certificates representing the Subordinated Notes in definitive form (or provide evidence of the same with the original to be delivered by the Company by overnight delivery on the next calendar day in accordance with the delivery instructions of Purchaser), registered in such names and denominations as such Purchasers may request.

3.2        Conditions Precedent to Disbursement.    In conjunction with and as additional (but independent) supporting evidence for certain of the covenants, representations and warranties made by Company herein, prior to and as a condition of each Purchaser’s obligation to consummate the purchase of the Subordinated Note and to effect the Disbursement, Company shall deliver or cause to be delivered to Purchasers each of the following (or Purchaser shall waive, in writing, such delivery, which written waiver shall be binding only on the Purchaser granting such waiver):

3.2.1        Transaction Documents.    This Agreement and the Subordinated Notes (collectively, the “Transaction Documents”), each duly authorized and executed by Company.

3.2.2        Authority Documents.

3.2.2.1        A copy, certified by the Secretary or Assistant Secretary of Company, of the Articles of Incorporation of Company;

3.2.2.2        A certificate of existence of Company issued by the Department of Revenue and Taxation, Territory of Guam;

3.2.2.3        A copy, certified by the Secretary or Assistant Secretary, of the Bylaws of Company;

3.2.2.4        A copy, certified by the Secretary or Assistant Secretary of Company, of the resolutions of the board of directors of Company authorizing the execution, delivery and performance of the Transaction Documents; and

3.2.2.5    An incumbency certificate of the Secretary or Assistant Secretary of Company certifying the names of the officer or officers of Company authorized to sign the Transaction Documents and the other documents provided for in this Agreement.

3.2.3        Other Requirements.    Such other additional information regarding the Company, the Bank and any other Subsidiary of Company and their respective assets, liabilities (including any liabilities arising from, or relating to, legal proceedings) and contracts as a Purchaser may reasonably require.

3.2.4        Officer’s Certificate.    A certificate signed on behalf of Company by a senior executive officer certifying that the representations and warranties of Company set forth in this Agreement are true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date, except where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect (and except that (i) representations and warranties made as of a specified date shall only be required to be true and correct as of such date and (ii) the representations and warranties of Company set forth in Sections 4.2.1, 4.2.3 and 4.5 shall be true and correct in all respects).

3.2.5        Opinion of Counsel.    Purchasers and Placement Agent shall have received the opinions of (i) Danilo M. Rapadas, General Counsel for the Company, dated the Closing Date, substantially in the form annexed hereto as Exhibit B-1 and (ii) Arriola Law Firm, outside counsel for the Company, dated the Closing Date, substantially in the form annexed hereto as Exhibit B-2.

3.2.6        Aggregate Investments.    Prior to, or contemporaneously with the Closing, each Purchaser shall have actually subscribed for the Subordinated Note Amount set forth on such Purchaser’s signature page.

3.2.7        Other Documents.    Such other certificates, affidavits, schedules, resolutions, notes and/or other documents which are provided for hereunder or as a Purchaser may reasonably request.

3.3        Conditions to the Company’s Obligation.    With respect to a given Purchaser, the obligation of the Company to consummate the sale of the Subordinated Notes and to effect the Closing is subject to delivery by or at the direction of such Purchaser to the Company of this Agreement, duly authorized and executed by such Purchaser and the Company’s receipt from such Purchaser of the Subordinated Note Amount set forth on such Purchaser’s signature page to this Agreement.

4.	REPRESENTATIONS AND WARRANTIES OF COMPANY.

Company hereby represents and warrants to each Purchaser as follows:

4.1        Organization and Authority.

4.1.1        Organization Matters of Company and Its Subsidiaries.

4.1.1.1    Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Territory of Guam and has all requisite corporate power and authority to conduct its business and activities as presently conducted, to own its properties, and to perform its obligations under the Transaction Documents. Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

4.1.1.2    Bank is validly existing as a Guam-chartered commercial bank and has all requisite corporate power and authority to conduct its business and activities as presently conducted and to own its properties. Bank is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The deposit accounts of Bank are insured by the FDIC up to applicable limits. Neither Company nor Bank has received any notice or other information indicating that Bank is not an “insured depository institution” as defined in 12 U.S.C. Section 1813, nor has any event occurred which could reasonably be expected to adversely affect the status of Bank as an FDIC-insured institution.

4.1.1.3    Schedule 4.1.1.3 lists each Subsidiary of Company (other than the Bank) or Bank, and each has been duly organized and is validly existing as a corporation or limited liability company, in each case in good standing under the laws of the jurisdiction of its incorporation or formation, has corporate power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock or other equity interests in each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by Company or Bank, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as set forth on Schedule 4.1.1.3; none of the outstanding shares of capital stock of, or other equity interests in, any Subsidiary were issued in violation of the preemptive or similar rights of any security holder of such Subsidiary or any other entity.

4.1.2        Capital Stock and Related Matters.    The Second Amended and Restated Articles of Incorporation of Company authorize Company to issue 48,000,000 shares of common stock, par value $0.2083 per share, and 300,000 shares of preferred stock, par value $100.00 per share. As of the date of this Agreement, there are 9,715,672 shares of the Company’s common stock issued and outstanding and 9,800 shares of the Company’s preferred stock issued and outstanding. All of the outstanding capital stock of Company has been duly authorized and validly issued and is fully paid and nonassessable. Except as set forth on Schedule 4.1.2, there are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Company or obligating Company to grant, extend or enter into any such agreement or commitment to any Person except pursuant to Company’s equity incentive or employee stock purchase plans duly adopted by Company’s Board of Directors.

4.2        No Impediment to Transactions.

4.2.1        Transaction is Legal and Authorized.    The issuance of the Subordinated Notes, the borrowing of the aggregate of the Subordinated Note Amounts, the execution of the Transaction Documents and compliance by Company with all of the provisions of the Transaction Documents are within the corporate and other powers of Company.

4.2.2        Agreement.    The Agreement has been duly authorized, executed and delivered by Company, and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the legal, valid and binding obligations of Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

4.2.3        Subordinated Notes.    The Subordinated Notes have been duly authorized by Company and when executed by the Company, issued and delivered to and paid for by the Purchasers in accordance with the terms of the Agreement, will have been duly executed, issued and delivered, and will constitute legal, valid and binding obligations of Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

4.2.4        No Defaults or Restrictions.    Neither the execution and delivery of the Transaction Documents nor compliance with their respective terms and conditions will (i) violate, conflict with or result in a breach of, or constitute a default under: (1) the Articles of Incorporation or Bylaws of Company; (2) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which Company or Bank, as applicable, is now a party or by which it or any of its properties may be bound or affected; (3) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency applicable to Company or Bank; or (4) any statute, rule or regulation applicable to Company, except, in the case of item (2), for such violations and conflicts that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company and its Subsidiaries taken as a whole, or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of Company. Neither Company nor Bank is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or any other agreement or instrument to which Company or Bank is a party or by which Company or Bank or any of its properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company and its Subsidiaries taken as a whole.

4.2.5        Governmental Consent.    No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by Company that have not been obtained, and no registrations or declarations are required to be filed by Company that have not been filed in connection with, or, in contemplation of, the execution and delivery of, and performance under, the Transaction Documents, except for applicable requirements if any, of the Securities Act, the Exchange Act, or under state securities laws or “blue sky” laws of the various states and any applicable federal or state banking laws and regulations.

4.3        Possession of Licenses and Permits.    Each of Company, Bank and their respective Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by it except where the failure to possess such Governmental Licenses would not, singularly or in the aggregate, have a Material Adverse Effect on Company or such applicable Subsidiary of Company; Company and each Subsidiary of Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect on Company or such applicable Subsidiary of Company; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect on Company or such applicable Subsidiary of Company; and neither Company nor any Subsidiary of Company has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, except as would not have a Material Adverse Effect on Company.

4.4        Financial Condition.

4.4.1        Financial Statements.    The financial statements included in Company’s Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Company and its Subsidiaries; (ii) fairly present in all material respects the results of operations, changes in stockholders’ equity and financial position of Company and its consolidated Subsidiaries, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), as applicable; (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting and banking requirements as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, (w) as required by any regulatory accounting practices; (x) as indicated in such statements or in the notes thereto; (y) for any statement therein or omission therefrom that was corrected, amended or supplemented or otherwise disclosed or updated in a subsequent Company Report, and (z) to the extent that any unaudited interim financial statements do not contain the footnotes required by GAAP, and were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount, either individually or in the aggregate. The books and records of Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Neither Company nor any Subsidiary of Company has any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Company contained in Company’s Reports for the most recently completed quarterly or annual fiscal period, as applicable, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement and the transactions contemplated hereby.

4.4.2        Controls.    The records, systems, controls, data and information of Company and the Bank are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of it or its accountants including all means of access thereto and therefrom, except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on the system of internal accounting controls described in the following sentence. Company, on a consolidated basis, has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances (i) that the assets of Company and the Bank are properly recorded and (ii) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

4.4.3        Absence of Default.    Since the date of the latest audited financial statements included in the Company’s Reports, no event has occurred which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of Company or Bank the right to accelerate the maturity of any material Indebtedness of Company or Bank. Neither Company nor Bank is in default under any other Lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance with which could reasonably be expected to result in a Material Adverse Effect on Company and its Subsidiaries taken as a whole.

4.4.4        Solvency.    After giving effect to the consummation of the transactions contemplated by this Agreement, Company has capital sufficient to carry on its business and transactions and is solvent and able to pay its debts as they mature. No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Company or any Subsidiary of Company.

4.4.5        Ownership of Property.    Company and each of its Subsidiaries has good and marketable title as to all real property owned by it and good title to all assets and properties owned by Company and such Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent balance sheet contained in Company’s Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank, inter-bank credit facilities, reverse repurchase agreements or any transaction by Bank acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith and (iii) such as do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Company or any of its Subsidiaries. Company and each of its Subsidiaries, as lessee, has the right under valid and existing Leases of real and personal properties that are material to Company or such Subsidiary, as applicable, in the conduct of its business to occupy or use all such properties as are presently occupied and used by it. Such existing Leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes except as otherwise disclosed in the Company’s Reports and the lease expense and minimum rental commitments with respect to such Leases and lease commitments are as disclosed in all material respects in Company’s Reports.

4.4.6        No Material Adverse Change.    Since the date of the latest audited financial statements included in Company’s Reports, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect on Company and its Subsidiaries taken as a whole.

4.5        Legal Matters.

4.5.1        Compliance with Law.    Company, Bank and each of their Subsidiaries (i) has complied with and (ii) to the Company’s knowledge is not under investigation with respect to, and have not been threatened to be charged with or given any notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, except where any such failure to comply or violation would not reasonably be expected to have a Material Adverse Effect on Company and its Subsidiaries taken as a whole. Company, Bank and each of their Subsidiaries (x) is, and at all times prior to the date hereof has been, in compliance with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any Governmental Agency, and their own privacy policies and written commitments to their respective customers, consumers and employees, concerning data protection and the privacy and security of personal data and the nonpublic personal information of their respective customers, consumers and employees, except in each case where the failure to so comply would not result, individually or in the aggregate, in a Material Adverse Effect, and (y) at no time during the two years prior to the date hereof has Company or Bank received any written notice asserting any such violations.

4.5.2        Regulatory Enforcement Actions.    Company and its Subsidiaries are in compliance in all material respects with all laws administered by and regulations of any Governmental Agency applicable to it or to them, the failure to comply with which would have a Material Adverse Effect. None of Company, Company’s Subsidiaries nor any of their officers or directors is now operating under any restrictions, agreements, memoranda, commitment letter, supervisory letter or similar regulatory correspondence, or other commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are, to Company’s knowledge, (a) any such restrictions threatened, (b) any agreements, commitment letters, supervisory letters or similar regulatory correspondence, or other commitments being sought by any Governmental Agency, or (c) any legal or regulatory violations previously identified by, or penalties or other remedial actions previously imposed by, any Governmental Agency unresolved.

4.5.3        Pending Litigation.    There are no actions, suits, proceedings or written agreements pending, or, to Company’s knowledge, threatened or proposed, against Company, Bank or any of its Subsidiaries at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company and its Subsidiaries taken as a whole or affect issuance or payment of the Subordinated Notes; and neither Company nor any of its Subsidiaries is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that either separately or in the aggregate, will have a Material Adverse Effect on Company and its Subsidiaries taken as a whole.

4.5.4        Environmental.    Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, no Property is or, to Company’s knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials and neither Company nor Bank has engaged in such activities. There are no claims or actions pending or, to Company’s knowledge, threatened against Company or Bank by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law.

4.5.5        Brokerage Commissions.    Other than with respect to the Placement Agent, neither Company nor any Affiliate of Company is obligated to pay any brokerage commission or finder’s fee to any Person in connection with the transactions contemplated by this Agreement.

4.5.6        Investment Company Act.    Neither Company nor Bank is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended

4.6        No Misstatement.    No information, exhibit, report, schedule or document, when viewed together as a whole, furnished by Company to Purchasers in connection with the negotiation, execution or performance of this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances when made or furnished to Purchasers and as of the Closing Date, except for any statement or omission which was corrected, amended or supplemented or otherwise disclosed or updated in a subsequent exhibit, report, schedule or document furnished or made available to Purchasers prior to the date hereof.

4.7        Tax Matters.    Each of Company and Bank has (i) filed all material foreign, U.S. federal, state and local tax returns, information returns and similar reports that are required to be filed, and all such tax returns are true, correct and complete in all material respects, and (ii) paid all material taxes required to be paid by it and any other material assessment, fine or penalty levied against it other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings.

4.8        Offering of Securities.    Neither Company nor any Person acting on its behalf has taken any action which would subject the offering, issuance or sale of the Subordinated Notes to the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subordinated Notes pursuant to the transactions contemplated by the Transaction Documents. Assuming the accuracy of Purchasers’ representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Subordinated Notes by the Company to Purchasers. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Person described in Rule 506(d)(1) (each, a “Company Covered Person”). To the Company’s knowledge, no Company Covered Person is subject to a

Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).

4.9        Representations and Warranties Generally.    The representations and warranties of the Company set forth in this Agreement and in any certificate signed by an officer and delivered to the Purchasers pursuant to or in connection with this Agreement (to the extent provided prior to Closing) are true and correct as of the date hereof and will be true and correct as of the Closing Date and as otherwise specifically provided herein or therein. None of the representations, warranties, covenants and agreements made in this Agreement or in any certificate or other document delivered to Purchasers by or on behalf of Company pursuant to or in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances when made and as of the Closing Date.

5	GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.

Company hereby further covenants and agrees with each Purchaser as follows:

5.1        Compliance with Transaction Documents.    Company shall, and shall cause the Bank to, comply with, observe and timely perform each and every one of the covenants, agreements and obligations under the Transaction Documents.

5.2        Affiliate Transactions.    Company shall not itself, nor shall it cause, permit or allow any Subsidiary to, enter into any transaction, including, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Company except in the ordinary course of business and pursuant to the reasonable requirements of Company’s or such Affiliate’s business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate Company and/or Subsidiary personnel to be fair and reasonable and no less favorable to Company or such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.

5.3        Compliance with Laws.

5.3.1        Generally.    Company shall comply and cause each of its Subsidiaries to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of its business and the ownership of its properties, except, in each case, where such noncompliance would not reasonably be expected to have a Material Adverse Effect on Company and its Subsidiaries taken as a whole.

5.3.2        Regulated Activities.    Company shall not itself, nor shall it cause, permit or allow Bank or any other Subsidiary to (i) engage in any business or activity not permitted by all applicable laws and regulations, except where such business or activity would not reasonably be expected to have a Material Adverse Effect on Company and its Subsidiaries taken as a whole or (ii) make any loan or advance secured by the capital stock of another bank or depository institution, or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, in each case other than in accordance with applicable laws and regulations and safe and sound banking practices.

5.3.3        Taxes.    Company shall and shall cause Bank and any other Subsidiary to promptly pay and discharge all taxes, assessments and other governmental charges imposed upon Company, Bank or any other Subsidiary or upon the income, profits, or property of Company or any Subsidiary and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of Company, Bank or any other Subsidiary. Notwithstanding the foregoing, none of Company, Bank or any other Subsidiary shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of Company, Bank and such other Subsidiary.

5.3.4        Corporate Existence.    Company shall do or cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and that of Bank and their respective rights and franchises, and comply in all material respects with all related laws applicable to Company, Bank or their Subsidiaries; provided, however, that the Company may consummate a merger in which (i) the Company is the surviving entity or (ii) if the Company is not the surviving entity, the surviving entity assumes, by operation of law or otherwise, all of the obligations of the Company under this Agreement and the Subordinated Notes.

5.3.5        Dividends, Payments, and Guarantees During Event of Default.    During the continuance of an Event of Default and except as required by any federal or state Governmental Agency, Company agrees not to (a) declare or pay any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (b) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of Company’s Indebtedness that ranks equal with or junior to the Subordinated Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Company’s common stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of Company’s capital stock or the exchange or conversion of one class or series of Company’s capital stock for another class or series of Company’s capital stock; (iv) the purchase of fractional interests in shares of Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of Company’s common stock related to the issuance of common stock or rights under any benefit plans for Company’s directors, officers or employees or any of Company’s dividend reinvestment plans.

5.3.6        Tier 2 Capital.    If all or any portion of the Subordinated Notes ceases to qualify as Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, Company will immediately notify the Noteholders thereof, and thereafter Company and the Noteholders will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital, if requested by Company; provided, however, that nothing contained in this Agreement shall limit the Company’s right to redeem the Subordinated Notes if the Subordinated Notes cease to qualify as Tier 2 Capital as described in the Subordinated Notes.

5.4        Absence of Control.    It is the intent of the parties to this Agreement that in no event shall Purchasers, by reason of any of the Transaction Documents, be deemed to control, directly or indirectly, Company, and Purchasers shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of Company.

5.5        Secondary Market Transactions.    Each Noteholder shall have the right at any time and from time to time to securitize its Subordinated Note(s) or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities secured by or evidencing ownership interests in the Subordinated Note(s) (each such securitization is referred to herein as a “Secondary Market Transaction”). In connection with any such Secondary Market Transaction, the Company shall, at the Company’s expense, reasonably cooperate in good faith with Noteholders and otherwise reasonably assist Noteholders in satisfying the market standards to which Noteholders customarily adhere or which may be reasonably required in the marketplace or by applicable rating agencies in connection with any such Secondary Market Transactions, but in no event shall the Company be required to incur more than $10,000 (without reimbursement) in aggregate costs or expenses in connection therewith. Subject to any written confidentiality obligation, all information regarding the Company may be furnished, without liability except in the case of gross negligence or willful misconduct, to any Noteholder and to any Person reasonably deemed necessary by Noteholder in connection with such Secondary Market Transaction. Purchaser shall cause any Person to whom Purchaser wishes to deliver confidential

Company information related to the Secondary Market Transaction to execute and deliver to Company a non-disclosure agreement reasonably acceptable to the Company unless such Person is a party to a commercially reasonable non-disclosure agreement to which Company is a third party beneficiary. All documents, financial statements, appraisals and other data relevant to Company or the Subordinated Notes may be retained by any such Person, subject to the terms of any applicable confidentiality agreement.

5.6        Information Available to Facilitate Resales.

5.6.1    Current Public Information.    At the written request by Purchaser or Noteholder, with a view to making available to Purchaser or Noteholder the benefits of certain SEC rules and regulations permitting the sale of the Subordinated Notes without registration as soon as allowed, the Company shall, at all times from the date of this Agreement through the date that the restrictive legend is removed, use its commercially reasonable efforts to make and keep available adequate current public information with respect to the Company, as those terms are understood and defined in Rule 144(c) or any similar or analogous rules promulgated under the Securities Act, and, upon written request by Purchaser or Noteholder, Company shall provide a written statement that Company has complied with such requirements.

5.6.2    144A Information.    While any Note meets the definition of “restricted securities” under the Securities Act, the Company will make available, upon request by Purchaser or Noteholder, to any seller of such Note the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

5.7        CUSIP Number.    Prior to the Closing Date, the Company shall cause a CUSIP number to be obtained for the Subordinated Notes and printed on the Subordinated Notes pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, and promptly following the Closing Date, the Company will use its commercially reasonable efforts to cause the Subordinated Notes to be quoted on Bloomberg.

5.8        DTC Eligibility.    The Company shall use commercially reasonable efforts to provide that the Subordinated Notes owned by Noteholders that are either (a) a Qualified Institutional Buyer, as defined in Rule 144A under the Securities Act (each, a “QIB”), or (b) an institutional “accredited investor,” as defined in Rule 501(a)(1), (2), (3), (7), (8), (12), or (13) under the Securities Act, shall be issued in the form of one or more Global Subordinated Notes (as defined in the Subordinated Note) registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”) or a nominee of DTC.

6.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASERS.

Each Purchaser hereby represents and warrants to Company, and covenants with Company, severally and not jointly, as follows:

6.1        Legal Power and Authority.    It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. It is an entity duly organized, validly existing and in good standing under the laws its jurisdiction of organization.

6.2        Authorization and Execution.    The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of such Purchaser, and this Agreement, assuming due authorization, execution and delivery by the Company, is a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

6.3        No Conflicts.    Neither the execution, delivery or performance of the Transaction Documents nor the consummation of any of the transactions contemplated thereby will conflict with, violate, constitute a breach of or a default (whether with or without the giving of notice or the passage of time or otherwise) under (i) its organizational documents, (ii) any agreement to which it is party, (iii) any law applicable to it or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting it.

6.4        Purchase for Investment.    It is purchasing the Subordinated Note for its own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same. It has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for, or which is likely to compel, a disposition of the Subordinated Notes in any manner.

6.5        Accredited Investor.    It is and will be on the Closing Date an “accredited investor” as such term is defined in Rule 501(a) of Regulation D and as contemplated by subsections (1), (2), (3) and (7) of Rule 501(a) of Regulation D, and has no less than $5,000,000 in total assets.

6.6        Financial and Business Sophistication.    It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Subordinated Notes. It has relied solely upon its own knowledge of, and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Subordinated Notes.

6.7        Ability to Bear Economic Risk of Investment.    It recognizes that an investment in the Subordinated Notes involves substantial risk. It has the ability to bear the economic risk of the prospective investment in the Subordinated Notes, including the ability to hold the Subordinated Notes indefinitely, and further including the ability to bear a complete loss of all of its investment in Company.

6.8        Information.    It acknowledges that: (i) it is not being provided with the disclosures that would be required if the offer and sale of the Subordinated Notes were registered under the Securities Act, nor is it being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Subordinated Notes; (ii) it has conducted its own examination of Company and the terms of the Subordinated Notes to the extent it deems necessary to make its decision to invest in the Subordinated Notes; and (iii) it has availed itself of publicly available financial and other information concerning Company to the extent it deems necessary to make its decision to purchase the Subordinated Notes. It has reviewed the information set forth in Company’s Reports and the exhibits and schedules hereto.

6.9        Access to Information.    It acknowledges that it and its advisors have been furnished with all materials relating to the business, finances and operations of Company that have been requested of it or its advisors and have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of Company concerning terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.

6.10        Investment Decision.    It has made its own investment decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other person or entity, including the Placement Agent. Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on Company’s representations and warranties contained herein. It is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of Company, including the Placement Agent, except for the express statements, representations and warranties of Company made or contained in this Agreement. Furthermore, it acknowledges that nothing in this Agreement or any other materials presented by or on behalf of Company to it in connection with the purchase of the Subordinated Notes constitutes legal, tax or investment advice.

6.11        Private Placement; No Registration; Restricted Legends.    It understands and acknowledges that the Subordinated Notes are being sold by Company without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in, respectively, Rule 506(b) of Regulation D under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, or any state securities laws, and accordingly, may be resold, pledged or otherwise transferred only if exemptions from the Securities Act and applicable state securities laws are available to it. It is not subscribing for the Subordinated Notes as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting. It further acknowledges and agrees that all certificates or other instruments representing the Subordinated Notes will bear the restrictive legend set forth in the form of Subordinated Note. It further acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer the Subordinated Notes or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the requirements set forth in this Agreement.

6.12        Placement Agent.    Purchaser will purchase the Subordinated Note directly from Company and not from the Placement Agent and understands that neither the Placement Agent nor any other broker or dealer has any obligation to make a market in the Subordinated Notes.

6.13        Tier 2 Capital.    If all or any portion of the Subordinated Notes ceases to qualify as Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, Company will promptly notify the Purchasers, and thereafter Company and the Purchasers will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital, if requested by Company; provided, however, that nothing contained in this Agreement shall limit the Company’s right to redeem the Subordinated Notes if the Subordinated Notes cease to qualify as Tier 2 Capital as described in the Subordinated Notes.

6.14        Accuracy of Representations.    It understands that Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement, and agrees that if any of the representations or acknowledgements made by it are no longer accurate as of the Closing Date, or if any of the agreements made by it are breached on or prior to the Closing Date, it shall promptly notify the Company.

6.15        Representations and Warranties Generally.    The representations and warranties of Purchaser set forth in this Agreement are true and correct as of the date hereof and will be true and correct as of the Closing Date and as otherwise specifically provided herein. Any certificate signed by a duly authorized representative of Purchaser and delivered to the Company or to counsel for Company shall be deemed to be a representation and warranty by Purchaser to Company as to the matters set forth therein.

7	TERMINATION.

7.1        Termination.    This Agreement may be terminated, with respect to any Purchaser, prior to the Closing:

7.1.1    By mutual written agreement of the Company and such Purchaser; or

7.1.2    By the Company or such Purchaser, upon written notice to the other parties, in the event that the Closing does not occur within five (5) business days of the date of this Agreement; provided, that the right to terminate this Agreement pursuant to this Section 7.1.2 shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date.

7.2        Effect of Termination.    In the event of any termination of this Agreement as provided in Section 7.1, this Agreement (other than Section 8, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect.

8	MISCELLANEOUS.

8.1        Prohibition on Assignment by Company.    Except as described in Section 4 (Merger and Sale of Assets) of the Subordinated Notes, Company may not assign, transfer or delegate any of its rights or obligations under this Agreement or the Subordinated Notes without the prior written consent of Purchasers. In addition, in accordance with the terms of the Subordinated Notes, any transfer of such Subordinated Notes must be made in accordance with the Assignment Form attached thereto and the requirements and restrictions thereof.

8.2        Time of the Essence.    Time is of the essence of this Agreement.

8.3        Waiver or Amendment.    No waiver or amendment of any term, provision, condition, covenant or agreement herein or in the Subordinated Notes shall be effective except with the consent of the Noteholders of in excess of fifty percent (50%) in aggregate principal amount (excluding any Subordinated Notes held by Company or any of its Affiliates) of the Subordinated Notes at the time outstanding; provided, however, that without the consent of each Noteholder of an affected Subordinated Note, no such amendment or waiver may: (i) reduce the principal amount of the Subordinated Note; (ii) reduce the rate of or change the time for payment of interest on any Subordinated Note; (iii) extend the maturity of any Subordinated Note, (iv) change the currency in which payment of the obligations of Company under this Agreement and the Subordinated Notes are to be made; (v) lower the percentage of aggregate principal amount of outstanding Subordinated Notes required to approve any amendment of this Agreement or the Subordinated Notes, (vi) make any changes to Section 4 (Merger and Sale of Assets), Section 5 (Events of Default; Acceleration; Compliance Certificate), Section 6 (Affirmative Covenants of the Issuer), Section 7 (Negative Covenants of the Issuer), Section 8 (Failure to Make Payment), or Section 19 (Waiver and Consent) of the Subordinated Notes that adversely affects the rights of any Noteholder of a Subordinated Note; or (vii) disproportionately affect any of the Noteholders of the then outstanding Subordinated Notes. Notwithstanding the foregoing, Company may amend or supplement the Subordinated Notes without the consent of the Noteholder of the Subordinated Notes to cure any ambiguity, defect or inconsistency or to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes, or to make any change that does not adversely affect the rights of any Noteholder of any of the Subordinated Notes. No failure to exercise or delay in exercising, by a Purchaser or any Noteholder of the Subordinated Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on Company in any case shall, in itself, entitle Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Purchasers to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by Purchasers to or of any breach or default by Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Company hereunder. Failure on the part of Purchasers to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Purchasers of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by Company.

8.4        Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular persons or situations, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

8.5        Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a responsible overnight commercial courier promising next Business Day delivery, addressed:

if to Company:	BankGuam Holding Company
P.O. Box BW
Hagåtña, Guam 96932
Attention: Chief Financial Officer

with a copy to:	BankGuam Holding Company
P.O. Box BW
Hagåtña, Guam 96932
Attention: General Counsel

if to Purchasers:	To the addresses indicated on Schedule I.

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice; provided that no change in address shall be effective until five (5) Business Days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three (3) Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided next Business Day delivery was requested).

8.6        Successors and Assigns.    This Agreement shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns; except that, unless a Purchaser consents in writing, no assignment made by Company in violation of this Agreement shall be effective or confer any rights on any purported assignee of Company. The term “successors and assigns” will include any Noteholder who purchased a Subordinated Note from a Purchaser (or its successor or assign) if such assignment complied with the assignment procedures in the Subordinated Note.

8.7        No Joint Venture.    Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of a Purchaser, shall be deemed to make a Purchaser a partner or joint venturer with Company.

8.8        Documentation.    All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to a Purchaser shall be in form and substance satisfactory to such Purchaser.

8.9        Entire Agreement.    This Agreement and the Subordinated Notes along with the Exhibits thereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement or in the Subordinated Notes.

8.10        Choice of Law.    This Agreement shall be governed by and construed in accordance with the laws of the Territory of Guam without giving effect to its laws or principles of conflict of laws. Nothing herein shall be deemed to limit any rights, powers or privileges which a Purchaser may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by a Purchaser which is lawful pursuant to, or which is permitted by, any of the foregoing.

8.11        No Third Party Beneficiary.    This Agreement is made for the sole benefit of Company and the Purchasers, and no other person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder, except that Placement Agent has the right to rely on the representations and warranties of Company set forth in Section 4 of this Agreement.

8.12        Legal Tender of United States.    All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

8.13        Captions; Counterparts.    Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

8.14        Knowledge; Discretion.    All references herein to Purchaser’s or Company’s knowledge shall be deemed to mean the knowledge of such party based on the actual knowledge of such party’s Chief Executive Officer and Chief Financial Officer or such other persons holding equivalent offices. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by a Purchaser, to the making of a determination or designation by a Purchaser, to the application of a Purchaser’s discretion or opinion, to the granting or withholding of a Purchaser’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to a Purchaser, or otherwise involving the decision making of a Purchaser, shall be deemed to mean that such Purchaser shall decide using the reasonable discretion or judgment of a prudent lender.

8.15        Waiver Of Right To Jury Trial.    TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, COMPANY AND PURCHASERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT EITHER MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION

WITH ANY OF THE TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF COMPANY OR PURCHASERS. COMPANY AND PURCHASERS EACH ACKNOWLEDGE THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL. COMPANY AND PURCHASERS EACH FURTHER ACKNOWLEDGE THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY EACH OF THEM AND THEIR COUNSEL AND IS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS AGREEMENT AND THE SUBORDINATED NOTES AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

8.16        Expenses.    Except as otherwise provided in this Agreement, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.

8.17        Survival.    Each of the representations and warranties set forth in this Agreement shall survive the consummation of the transactions contemplated hereby for a period of one year after the date hereof. Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative.

[Signature Pages Follow]

IN WITNESS WHEREOF, Company has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

BANKGUAM HOLDING COMPANY

By:
Name: Joaquin P.L.G. Cook
Title: President & Chief Executive Officer

IN WITNESS WHEREOF, the Purchaser has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

PURCHASER:

Purchaser Name:

Signature:
Name:
Title:

Principal Amount of purchased Subordinated Notes:

SCHEDULE I

Purchaser	Amount of Note ($)

Attention:
Telephone:
Fax:
Email:

With a copy to (which copy alone shall not constitute notice):

Attn:
Telephone:
Fax:
Email:

SCHEDULE 4.1.1.3

BankGuam Investment Services

SCHEDULE 4.1.2

None

EXHIBIT A

FORM OF SUBORDINATED NOTE

SUBORDINATED NOTE

4.75% Fixed to Floating Rate Subordinated Note due July 1, 2031

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE “FDIC”) OR ANY OTHER GOVERNMENT AGENCY OR FUND.

THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO THE CLAIMS OF CREDITORS (OTHER THAN CREDITORS OF EXISTING OR FUTURE SUBORDINATED DEBT) OF BANKGUAM HOLDING COMPANY (THE “ISSUER”), INCLUDING OBLIGATIONS OF THE ISSUER TO ITS GENERAL AND SECURED CREDITORS AND IS UNSECURED. IT IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY THE ISSUER OR ANY OF ITS SUBSIDIARIES. IN THE EVENT OF LIQUIDATION ALL CREDITORS OF THE ISSUER (OTHER THAN CREDITORS OF EXISTING AND FUTURE SUBORDINATED INDEBTEDNESS OF THE ISSUER) SHALL BE ENTITLED TO BE PAID IN FULL WITH SUCH INTEREST AS MAY BE PROVIDED BY LAW BEFORE ANY PAYMENT SHALL BE MADE ON ACCOUNT OF PRINCIPAL OF OR INTEREST ON THIS SUBORDINATED NOTE. AFTER PAYMENT IN FULL OF ALL SUMS OWING TO SUCH CREDITORS, THE HOLDER OF THIS SUBORDINATED NOTE AND THE HOLDERS OF OTHER OBLIGATIONS RANKING PARI PASSU WITH THIS SUBORDINATED NOTE SHALL BE ENTITLED TO BE PAID FROM THE REMAINING ASSETS OF THE ISSUER THE UNPAID PRINCIPAL AMOUNT OF THIS SUBORDINATED NOTE PLUS ACCRUED AND UNPAID INTEREST THEREON BEFORE ANY PAYMENT OR OTHER DISTRIBUTION, WHETHER IN CASH, PROPERTY OR OTHERWISE, SHALL BE MADE ON ACCOUNT OF ANY SHARES OF CAPITAL STOCK OF THE ISSUER.

THIS SUBORDINATED NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND MULTIPLES OF $10,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SUBORDINATED NOTE IN A DENOMINATION OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SUBORDINATED NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS SUBORDINATED NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SUBORDINATED NOTE.

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF SECTION 1 OF THE PAYING AGENCY AND REGISTRAR AGREEMENT DATED AS OF JUNE 25, 2021 BETWEEN THE ISSUER AND COMPUTERSHARE TRUST COMPANY, N.A. AS ISSUING AND PAYING AGENT (THE “PAYING AGENCY AGREEMENT”).

UNLESS THIS SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATED NOTE ISSUED IN EXCHANGE FOR THIS SUBORDINATED NOTE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) PURSUANT TO AND IN ACCORDANCE WITH THE PAYING AGENCY AGREEMENT, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SUBORDINATED NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SUBORDINATED NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SUBORDINATED NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS SUBORDINATED NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SUBORDINATED NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS SUBORDINATED NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) (1), (2), (3), (7), (8), (12) AND (13) OF REGULATION D UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SUBORDINATED NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THIS SUBORDINATED NOTE MAY BE SOLD ONLY IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SUBORDINATED NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER: (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER PLAN, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH PLAN OR OTHER PLAN TO FINANCE SUCH PURCHASE OR (II) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN.

Date: June 29, 2021	Principal Amount $20,000,000

Cert. No. 001	CUSIP: 06644A AB2

BANKGUAM HOLDING COMPANY

4.75% Fixed-to-Floating Rate Subordinated Note due July 1, 2031

1.        Subordinated Notes. This Subordinated Note is one of a duly authorized issue of notes of BANKGUAM HOLDING COMPANY, a Guam corporation (“Issuer”), designated as the “4.75% Fixed to Floating Subordinated Notes due July 1, 2031” (herein called the “Subordinated Notes”), issued pursuant to that certain Subordinated Note Purchase Agreement dated as of the Issue Date (as defined herein) between Issuer and the several purchasers of the Subordinated Notes identified in the signature pages thereto (the “Purchase Agreement”).

2.        Payment. Issuer, for value received, promises to pay to Cede & Co., as nominee for The Depository Trust Company, or its registered assigns, the principal sum of $20,000,000 Dollars (U.S.) (AMOUNT), plus accrued but unpaid interest on July 1, 2031 (the “Maturity Date”) and to pay interest thereon (i) from and including the original Issue Date of the Subordinated Notes to but excluding July 1, 2026 or the earlier redemption date contemplated by Section 9 (Redemption) of this Subordinated Note (the “Fixed Rate Period”), at the rate of 4.75% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semi-annually in arrears on July 1 and January 1 of each year (each payment date, a “Fixed Interest Payment Date”), beginning January 1, 2022, and (ii) from and including July 1, 2026 to but excluding the Maturity Date or earlier redemption date contemplated by Section 9 (Redemption) of this Subordinated Note (the “Floating Rate Period”), at the rate per annum, reset quarterly, equal to the Floating Interest Rate (as defined below) determined on the Floating Interest Determination Date (as defined below) of the applicable interest period plus 413 basis points, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears (each quarterly period a “Floating Interest Period”) on January 1, April 1, July 1 and October 1 of each year (each payment date, a “Floating Interest Payment Date”). Dollar amounts resulting from this calculation shall be rounded to the nearest cent, with one-half cent being rounded up. The term “Floating Interest Determination Date” means the date upon which the Floating Interest Rate is determined by the Calculation Agent pursuant to the Three-Month Term SOFR Conventions.

(a)        An “Interest Payment Date” is either a Fixed Interest Payment Date or a Floating Interest Payment Date, as applicable.

(b)        The “Floating Interest Rate” means:

(i)        initially Three-Month Term SOFR (as defined below).

(ii)        Notwithstanding the foregoing clause (i) of this Section 2(b):

1

(1)        If the Calculation Agent, determines prior to the relevant Floating Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date (each of such terms as defined below) have occurred with respect to Three-Month Term SOFR, then the Issuer shall promptly provide notice of such determination to the Noteholders (as defined below) and Section 2(c) (Effect of Benchmark Transition Event) will thereafter apply to all determinations, calculations and quotations made or obtained for the purposes of calculating the Floating Interest Rate payable on the Subordinated Notes during a relevant Floating Interest Period.

(2)        However, if the Calculation Agent, determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, but for any reason the Benchmark Replacement has not been determined as of the relevant Floating Interest Determination Date, the Floating Interest Rate for the applicable Floating Interest Period will be equal to the Floating Interest Rate on the last Floating Interest Determination Date for the Subordinated Notes, as determined by the Calculation Agent (as defined below).

(iii)        If the then-current Benchmark is Three-Month Term SOFR and any of the foregoing provisions concerning the calculation of the interest rate and the payment of interest during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions (as defined below) determined by the Issuer, then the relevant Three-Month Term SOFR Conventions will apply.

(c)        Effect of Benchmark Transition Event.

(i)        If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time (as defined below) in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Subordinated Notes during the relevant Floating Interest Period in respect of such determination on such date and all determinations on all subsequent dates.

(ii)        In connection with the implementation of a Benchmark Replacement, the Issuer will have the right to make Benchmark Replacement Conforming Changes from time to time, and such changes shall become effective without consent from the relevant Noteholders or any other party.

(iii)        Any determination, decision or election that may be made by the Issuer or by the Calculation Agent pursuant to the benchmark transition provisions set forth herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or any selection:

(1)        will be conclusive and binding absent manifest error;

(2)        if made by the Issuer, will be made in the Issuer’s sole discretion;

2

(3)        if made by the Calculation Agent, will be made after consultation with the Issuer, and the Calculation Agent will not make any such determination, decision or election to which the Issuer reasonably objects; and

(4)        notwithstanding anything to the contrary in this Subordinated Note or the Purchase Agreement, shall become effective without consent from the relevant Noteholders or any other party.

(iv)        For the avoidance of doubt, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, interest payable on this Subordinated Note for the Floating Rate Period will be an annual rate equal to the sum of the applicable Benchmark Replacement and the spread specified on the face hereof.

(v)        As used in this Subordinated Note:

(1)        “Benchmark” means, initially, Three-Month Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

(2)        “Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark; provided that if (a) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent, as of the Benchmark Replacement Date:

a.        The sum of (i) Compounded SOFR and (ii) the Benchmark Replacement Adjustment;

b.        the sum of: (i) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (ii) the Benchmark Replacement Adjustment;

c.        the sum of: (i) the ISDA Fallback Rate and (ii) the Benchmark Replacement Adjustment;

d.        the sum of: (i) the alternate rate of interest that has been selected by the Issuer as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (ii) the Benchmark Replacement Adjustment.

3

(3)        “Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent, as of the Benchmark Replacement Date:

a.        the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

b.        if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

c.         the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

(4)        “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Floating Interest Period,” timing and frequency of determining rates with respect to each Floating Interest Period and making payments of interest, rounding of amounts or tenors and other administrative matters) that the Issuer decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer decides that adoption of any portion of such market practice is not administratively feasible or if the Issuer determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer determines is reasonably necessary).

(5)        “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

a.        in the case of clause (a) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

b.        in the case of clause (b) or (c) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

c.        in the case of clause (d) of the definition of “Benchmark Transition Event,” the date of such public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for purposes of such determination.

4

(6)        “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

a.        if the Benchmark is Three-Month Term SOFR, (i) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (ii) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (iii) the Issuer determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

b.        a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

c.        a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

d.        a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

(7)        “Calculation Agent” means such bank or other entity (which may be the Issuer or an affiliate of the Issuer) as may be appointed by the Issuer to act as Calculation Agent for the Subordinated Notes during the Floating Rate Period.

(8)        “Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Issuer or its designee in accordance with:

a.        the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

b.        if, and to the extent that, the Issuer or its designee determines that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Issuer or its designee giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.

5

For the avoidance of doubt, the calculation of Compounded SOFR will exclude the Benchmark Replacement Adjustment.

(9)        “Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the then-current Benchmark.

(10)        “FRBNY” means the Federal Reserve Bank of New York.

(11)        “FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source.

(12)        “Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

(13)        “ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.

(14)        “ISDA Definitions” means the 2006 ISDA Definitions published by the ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

(15)        “ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

(16)        “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

(17)        “Reference Time” with respect to any determination of a Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.

(18)        “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

6

(19)        “SOFR” means the daily Secured Overnight Financing Rate provided by the FRBNY, as the administrator of the benchmark (or a successor administrator), on the FRBNY’s Website.

(20)        “Term SOFR” means the forward-looking term rate for the Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

(21)        “Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

(22)        “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Interest Period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions; provided, however, that if Three-Month Term SOFR determined as provided above would be less than zero percent (0.00%), then the Three-Month Term SOFR shall be deemed to be zero percent (0.00%).

(23)        “Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “Floating Interest Period”, timing and frequency of determining Three-Month Term SOFR with respect to each Floating Interest Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Issuer decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Issuer decides that adoption of any portion of such market practice is not administratively feasible or if the Issuer determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Issuer determines is reasonably necessary).

(24)        “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(d)        In the event that any Fixed Interest Payment Date during the Fixed Rate Period falls on a day that is not a Business Day (as defined below), the interest payment due on that date shall be postponed to the next day that is a Business Day and no additional interest shall accrue as a result of that postponement. In the event that any Floating Interest Payment Date during the Floating Rate Period falls on a day that is not a Business Day (as defined below), the interest payment due on that date shall be postponed to the next day that is a Business Day and interest shall accrue to but excluding the date interest is paid. However, if the postponement would cause the day to fall in the next calendar month during the Floating Interest Period, the Floating Interest Payment Date shall instead be brought forward to the immediately preceding Business Day. The term “Business Day” means any day other than a Saturday or Sunday or any other day on which banking institutions in the Territory of Guam are generally authorized or required by law or executive order to be closed.

7

3.        Subordination. The indebtedness of the Issuer evidenced by the Subordinated Notes, including the principal and interest on this Subordinated Note, shall be subordinate and junior in right of payment to the prior payment in full of all existing claims of creditors of the Issuer, whether now outstanding or subsequently created, assumed or incurred (collectively, “Senior Indebtedness”), which shall consist of principal of (and premium, if any) and interest, if any, on: (a) all indebtedness and obligations of, or guaranteed or assumed by, the Issuer for money borrowed, whether or not evidenced by bonds, debentures, securities, notes or other written instruments, and all obligations to the Issuer’s general, secured and unsecured creditors; (b) any deferred obligations of the Issuer for the payment of the purchase price of property or assets acquired (other than such obligations to trade creditors related to property or assets acquired in the ordinary course of business); (c) all obligations, contingent or otherwise, of the Issuer in respect of any letters of credit, bankers’ acceptances, security purchase facilities and similar credit transactions; (d) any capital lease obligations of the Issuer; (e) all obligations of the Issuer in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar arrangements or derivative products; (f) all obligations of the type referred to in clauses (a) through (e) of other persons for the payment of which the Issuer is responsible or liable as obligor, guarantor or otherwise; and (g) all obligations of the types referred to in clauses (a) through (f) of other persons secured by a lien on any property or asset of the Issuer; except “Senior Indebtedness” does not include (i) the Subordinated Notes, (ii) any obligation that by its terms expressly is junior to, or ranks equally in right of payment with, the Subordinated Notes, or (iii) any indebtedness between the Issuer and any of its subsidiaries or Affiliates. This Subordinated Note is not secured by any assets of the Issuer. “Affiliate” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates. “Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a governmental agency) or any other entity or organization.

In the event of any bankruptcy, insolvency, dissolution, assignment for the benefit of creditors or any liquidation or winding up of or relating to the Issuer, whether voluntary or involuntary, holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Subordinated Note. In the event of any such proceeding, after payment in full of all sums owing with respect to the Senior Indebtedness, the registered holders of the Subordinated Notes from time to time (each a “Noteholder” and, collectively, the “Noteholders”), together with the holders of any obligations of the Issuer ranking on a parity with the Subordinated Notes, shall be entitled to be paid from the remaining assets of the Issuer the unpaid principal thereof, and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made (i) with respect to any obligation that by its terms expressly is junior to, or ranks equally in right of payment with, the Subordinated Notes, or any indebtedness between the Issuer and any of its subsidiaries or Affiliates or (ii) on account of any capital stock.

If there shall have occurred and be continuing (a) a default in any payment with respect to any Senior Indebtedness or (b) an event of default with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event

8

of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by the Issuer with respect to the Subordinated Notes. The provisions of this paragraph shall not apply to any payment with respect to which the immediately preceding paragraph of this Section 3 would be applicable.

Nothing herein shall act to prohibit, limit or impede the Issuer from issuing additional debt of the Issuer having the same rank as the Subordinated Notes or which may be junior or senior in rank to the Subordinated Notes.

4.        Merger and Sale of Assets. The Issuer shall not merge into another entity, effect a Change in Bank Control (as defined below), or convey, transfer or lease substantially all of its properties and assets to any person, unless:

(a)        the continuing entity into which the Issuer is merged or the person which acquires by conveyance or transfer or which leases substantially all of the properties and assets of the Issuer shall be a corporation, association or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of the Issuer to be performed or observed; and

(b)        immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

“Change in Bank Control” means the sale, transfer, lease or conveyance by the Issuer, or an issuance of stock by the Bank, in either case resulting in ownership by the Issuer of less than 80% of the Bank.

5.        Events of Default; Acceleration; Compliance Certificate. Notwithstanding any cure periods provided for below, the Issuer shall promptly notify Noteholder in writing when Issuer becomes aware of the happening of any event described below. Regardless of whether Issuer has provided the forgoing notice, each of the following events shall constitute an “Event of Default”:

(a)        the Issuer fails to pay any principal or installment of interest on this Subordinated Note when due (or, in the case of interest, within fifteen days of its due date);

(b)        the Issuer materially fails to keep or perform any of its material agreements, undertakings, obligations, covenants or conditions under the Subordinated Note Purchase Agreement (the “Purchase Agreement”) or this Subordinated Note (other than as provided for under paragraph (a) above) and such failure continues for a period of thirty (30) days after the date on which notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that Issuer remedy the same, shall have been given, in the manner set forth in Section 16 (Notices), to Issuer by a Noteholder;

(c)        any certification made to the Noteholder pursuant to the Purchase Agreement by the Issuer or otherwise made in writing to Noteholder in connection with or as contemplated by the Purchase Agreement or this Subordinated Note by the Issuer shall be

9

materially incorrect or false as of the delivery date of such certification, or any representation to Noteholder by the Issuer as to the financial condition or credit standing of the Issuer is or proves to be materially false or misleading;

(d)        the entry of a decree or order for relief in respect of the Issuer by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of 60 consecutive days; or

(e)        the Issuer (i) becomes insolvent or is unable to pay its debts as they mature, (ii) makes an assignment for the benefit of creditors, (iii) admits in writing its inability to pay its debts as they mature, or (iv) ceases to be a bank holding company or financial holding company under the Bank Holding Company Act of 1956, as amended;

(f)        the commencement by Issuer of a voluntary case under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, or the consent by Issuer to the entry of a decree or order for relief in an involuntary case or proceeding under any such law; and

(g)        the liquidation of the Issuer (for avoidance of doubt, “liquidation” does not include any merger, consolidation, sale of equity or assets or reorganization (exclusive of a reorganization in bankruptcy) of the Issuer or any of its subsidiaries).

Unless the principal of this Subordinated Note already shall have become due and payable, if an Event of Default set forth in subsection (d) or (f) above shall have occurred and be continuing, the Noteholder of this Subordinated Note, by notice in writing to the Issuer, may declare the principal amount of this Subordinated Note to be due and payable immediately and, upon any such declaration the same shall become and shall be immediately due and payable. EXCEPT AS DESCRIBED IN THE PRECEDING SENTENCE, THERE IS NO RIGHT OF ACCELERATION IN THE CASE OF A DEFAULT IN THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THIS SUBORDINATED NOTE OR IN THE PERFORMANCE OF ANY OTHER OBLIGATION OF THE ISSUER HEREUNDER.

The Issuer waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices. The Issuer, within 45 calendar days after the receipt of written notice from any Noteholder of the occurrence of an Event of Default with respect to this Subordinated Note, shall mail to all Noteholder, at their addresses shown on the Security Register (as defined in Section 13 below), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by the Issuer in writing.

6.        Affirmative Covenants of the Issuer.

(a)        Notice of Certain Events. To the extent permitted by applicable statue, rule or regulation, the Issuer shall provide written notice to the Noteholder of the occurrence of any of the following events within 30 calendar days of the Issuer becoming aware of the occurrence of such event:

10

(i)        The total risk-based capital ratio, Tier 1 risk-based capital ratio, common equity Tier 1 risk-based capital ratio or leverage ratio of either the Issuer (but only to the extent the Issuer is required to measure and report such ratios on a consolidated basis under applicable law) or Bank of Guam (the “Bank”) is less than ten percent (10.0%), eight percent (8.0%), six and one half percent (6.5%) or five percent (5.0%), respectively, as of the end of any calendar quarter;

(ii)        The Issuer, the Bank or any executive officer of the Issuer or the Bank, becomes subject to any formal, written regulatory enforcement action (as defined by the applicable state or federal bank regulatory authority);

(iii)        The ratio of (A) non-accrual loans and any other loans that are ninety (90) days or more past due plus other real estate owned (excluding any such loans that are guaranteed or covered by any governmental agency or government-sponsored entity) to (B) total assets of the Issuer becomes greater than four percent (4.0%), as of the end of any calendar quarter;

(iv)        The appointment, resignation, removal or termination of the chief executive officer, president, chief operating officer, chief financial officer, chief credit officer, chief lending officer or any director of the Issuer; provided that, the announcement of such an event by the Issuer in a periodic report filed with the U.S. Securities and Exchange Commission (the “SEC”) shall constitute notice as required by this Section 6(a); or

(v)        There is a change in ownership of 25% or more of the outstanding securities of the Issuer entitled to vote for the election of directors.

(b)        Compliance with Laws. The Issuer and each Subsidiary shall comply with the requirements of all laws, regulations, orders and decrees applicable to it or its properties, except for such noncompliance that would not reasonably be expected to result in a material adverse effect (i) in the condition (financial or otherwise), or in the earnings of the Issuer, whether or not arising in the ordinary course of business, or (ii) on the ability of the Issuer to perform its obligations under this Subordinated Note.

(c)        Taxes and Assessments. The Issuer shall punctually pay and discharge all material taxes, assessments, and other governmental charges or levies imposed upon it or upon its income or upon any of its properties; provided, that no such taxes, assessments or other governmental charges need be paid if they are being contested in good faith by the Issuer.

(d)        Compliance Certificate. Not later than ninety (90) days following the end of each fiscal year, the Issuer shall provide each Noteholder with a certificate (the “Compliance Certificate”), executed by the principal executive officer and principal financial officer of the Issuer in their capacities as such, stating to the best of their knowledge whether (i) the Issuer has complied with all notice provisions and covenants contained in this Subordinated Note; (ii) an Event of Default has occurred; (iii) an event of default has occurred under any other indebtedness of the Issuer; and (iv) any event or events have occurred that in the reasonable judgment of the management of the Issuer would have a material adverse effect on the ability of the Issuer to perform its obligations under this Subordinated Note.

(e)        Financial Statements; Access to Records.

11

(i)        Not later than forty-five (45) days following the end of each fiscal quarter, the Issuer shall provide the Holder with copies of the Issuer’s unaudited consolidated balance sheet and statement of income (loss) for and as of the end of such immediately preceding fiscal quarter, provided that the Issuer shall not be obligated to provide Holder copies of the Issuer’s financial statements that are included in a Quarterly Report on Form 10-Q that the Issuer has publicly filed with the SEC. Such financial statements shall be unaudited and shall be prepared in accordance with GAAP for interim financial information.

(ii)        Not later than ninety (90) days from the end of each fiscal year, the Issuer shall provide the Holder with copies of the Issuer’s audited financial statements consisting of the consolidated balance sheet of the Issuer as of date of the fiscal year end and the related statements of income (loss) and retained earnings, stockholders’ equity and cash flows for the fiscal year then ended, provided that the Issuer shall not be obligated to provide Holder copies of the Issuer’s audited financial statements that are included in an Annual Report on Form 10-K that the Issuer has publicly filed with the SEC. Such financial statements shall be prepared in accordance with GAAP applied on a consistent basis throughout the period involved.

7.        Negative Covenants of the Issuer.

(a)        Limitation on Dividends. The Issuer shall not declare or pay any dividend or make any distribution on capital stock or other equity securities of any kind of the Issuer if the Issuer is not “well capitalized” for regulatory purposes immediately prior to the declaration of such dividend or distribution, except for (i) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Issuer’s common stock; (ii) the declaration and payment of a dividend of rights to subscribe or purchase shares of the Issuer’s stock in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; or (iii) dividends payable in shares of the Issuer’s stock or rights to purchase such shares as a result of a reclassification of the Issuer’s capital stock or the exchange or conversion of one class or series of the Issuer’s capital stock for another class or series of the Issuer’s capital stock.

8.        Failure to Make Payment. In the event of an Event of Default under Section 5(a) or Section 5(b) above, Issuer will, upon demand of the Noteholder, pay to the Noteholder the amount then due and payable on this Subordinated Note for principal and interest (without acceleration of the Note in any manner), with interest on the overdue principal and interest at the rate borne by this Subordinated Note, to the extent permitted by applicable law. If the Issuer fails to pay such amount upon such demand, the Noteholder may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer.

Upon the occurrence of a failure by the Issuer to make any required payment of principal or interest on the Note or an Event of Default, until such Event of Default is cured by the Issuer or waived by the Noteholders in accordance with Section 19 (Waiver and Consent) hereof, the Issuer shall not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Issuer’s capital stock, (b) make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities

12

of the Issuer that rank equal with or junior to the Subordinated Notes, or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Issuer’s common stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of the Issuer’s capital stock or the exchange or conversion of one class or series of the Issuer’s capital stock for another class or series of the Issuer’s capital stock; (iv) the purchase of fractional interests in shares of the Issuer’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of the Issuer’s common stock related to the issuance of common stock or rights under any benefit plans for the Issuer’s directors, officers or employees or any of the Issuer’s dividend reinvestment plans. The limitations imposed by the provisions of this Section 8 shall apply whether or not the Noteholder has notified the Issuer of an Event of Default.

9.        Redemption.

(a)        Redemption Prior to Fifth Anniversary. Subject to Section 9(c) hereof, this Subordinated Note shall not be redeemable by the Issuer in whole or in part prior to the fifth anniversary of the date upon which this Subordinated Note was originally issued to Noteholder (the “Issue Date”), except that in the event of: (i) a Tier 2 Capital Event (as defined below), (ii) a Tax Event (as defined below), or (iii) an Investment Company Event (as defined below), the Issuer may redeem this Subordinated Note in whole at any time at an amount equal to 100% of the principal amount outstanding plus accrued but unpaid interest and any late fee, if applicable, to but excluding the redemption date. “Tier 2 Capital Event” means Issuer’s good faith determination that, as a result of (1) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the FRB and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the Issue Date of this Subordinated Note, (2) any proposed change in those laws, rules or regulations that is announced or becomes effective after the Issue Date of this Subordinated Note, or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the Issue Date of this Subordinated Note, there is more than an insubstantial risk that Issuer will not be entitled to treat the Subordinated Notes then outstanding as Tier 2 capital (or its equivalent) for purposes of capital adequacy guidelines of the FRB, as then in effect and applicable to Issuer, for so long as any Subordinated Notes are outstanding.    “Tax Event” means the receipt by the Issuer of an opinion of counsel to the Issuer that as a result of any amendment to, or change (including any final and adopted (or enacted) prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, there exists a material risk that interest payable by the Issuer on the Subordinated Notes is not, or within 120 days after the receipt of such opinion will not be, deductible by the Issuer, in whole or in part, for United States federal income tax purposes. “Investment Company Event” means receipt by Issuer of an opinion of counsel to Issuer to the effect that there is more than an insubstantial risk that Issuer is or, within 120 days of the date of such legal opinion will be, considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended.

13

(b)        Redemption on or after Fifth Anniversary. On or after July 1, 2026, subject to Section 9(c) hereof, this Subordinated Note shall be redeemable at the option of and by the Issuer, in whole at any time, or in part from time to time, at a redemption price equal to 100% of the outstanding principal amount to be redeemed, plus accrued but unpaid interest thereon to but excluding the redemption date.

(c)        Regulatory Approvals. Any redemption or prepayment of this Subordinated Note shall be subject to receipt of prior written approval of the FRB (or any successor Federal bank regulatory agency having supervisory authority over the Issuer) and any and all other required federal and state regulatory approvals. In the case of any redemption or prepayment of this Subordinated Note, the Issuer will give the Noteholder notice not less than 30 nor more than 45 calendar days prior to the redemption or prepayment date as to the aggregate principal amount to be redeemed or prepaid.

(d)        Purchase and Resale of Subordinated Notes. Subject to any required federal and state regulatory approvals and the provisions of this Subordinated Note, the Issuer shall have the right to purchase any of the Subordinated Notes at any time in the open market, private transactions or otherwise. If the Issuer purchases any Subordinated Notes, it may, in its discretion, hold, resell or cancel any of the purchased Subordinated Notes.

(e)        Pro Rata Redemption. For purposes of clarity, any redemption made pursuant to the terms of this Subordinated Note shall be made on a pro rata basis, and, for purposes of a redemption processed through the Depositary, as defined below, on a “Pro Rata Pass-Through

Distribution of Principal” basis, among all of the Notes outstanding at the time thereof.

(f)        No Redemption at Option of Noteholder. This Subordinated Note is not subject to redemption at the option of the holder of this Subordinated Note.

10.        Global Subordinated Notes.

(a)        The Issuer shall use its commercially reasonable efforts to provide that the Subordinated Notes owned by Noteholders shall be issued in the form of one or more Global Subordinated Notes (each a “Global Subordinated Note”) registered in the name of The Depository Trust Company or another organization registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and designated as Depositary by the Issuer or any successor thereto (the “Depositary”) or a nominee thereof and delivered to such Depositary or a nominee thereof.

(b)        Notwithstanding any other provision herein, no Global Subordinated Note may be exchanged in whole or in part for Subordinated Notes registered, and no transfer of a Global Subordinated Note in whole or in part may be registered, in the name of any person other than the Depositary for such Global Subordinated Note or a nominee thereof unless (i) such Depositary advises the Issuer in writing that such Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Global Subordinated Note, and no qualified successor is appointed by the Issuer within 90 days of receipt by the Issuer

14

of such notice, (ii) such Depositary ceases to be a clearing agency registered under the Exchange Act and no successor is appointed by the Issuer within 90 days after obtaining knowledge of such event, (iii) the Issuer elects to terminate the book-entry system through the Depositary or (iv) an Event of Default shall have occurred and be continuing. Upon the occurrence of any event specified in clause (i), (ii), (iii) or (iv) of this Section 10(b), the Issuer or its agent shall notify the Depositary and instruct the Depositary to notify all owners of beneficial interests in such Global Subordinated Note of the occurrence of such event and of the availability of Subordinated Notes to such owners of beneficial interests requesting the same.

(c)        If any Global Subordinated Note is to be exchanged for other Subordinated Notes or canceled in part, or if another Subordinated Note is to be exchanged in whole or in part for a beneficial interest in any Global Subordinated Note, then either (i) such Global Subordinated Note shall be so surrendered for exchange or cancellation as provided in this Section 10 or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Subordinated Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Issuer or, if applicable, the Issuer’s registrar and transfer agent (“Registrar”), whereupon the Issuer or, if applicable, the Registrar, in accordance with the applicable rules and procedures of the Depositary (“Applicable Depositary Procedures”), shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Subordinated Note by the Depositary, accompanied by registration instructions, the Issuer shall execute and deliver any Subordinated Notes issuable in exchange for such Global Subordinated Note (or any portion thereof) in accordance with the instructions of the Depositary.

(d)        Every Subordinated Note executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Subordinated Note or any portion thereof shall be executed and delivered in the form of, and shall be, a Global Subordinated Note, unless such Subordinated Note is registered in the name of a person other than the Depositary for such Global Subordinated Note or a nominee thereof.

(e)        The Depositary or its nominee, as the registered owner of a Global Subordinated Note, shall be the holder of such Global Subordinated Note for all purposes under this Subordinated Note, and owners of beneficial interests in a Global Subordinated Note shall hold such interests pursuant to Applicable Depositary Procedures. Accordingly, any such owner’s beneficial interest in a Global Subordinated Note shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Depositary participants. If applicable, the Registrar shall be entitled to deal with the Depositary for all purposes relating to a Global Subordinated Note (including the payment of principal and interest thereon and the giving of instructions or directions by owners of beneficial interests therein and the giving of notices) as the sole holder of the Subordinated Note and shall have no obligations to the owners of beneficial interests therein. The Registrar shall have no liability in respect of any transfers affected by the Depositary.

(f)        The rights of owners of beneficial interests in a Global Subordinated Note shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such owners and the Depositary and/or its participants.

15

(g)        No holder of any beneficial interest in any Global Subordinated Note held on its behalf by a Depositary shall have any rights with respect to such Global Subordinated Note, and such Depositary may be treated by the Issuer and any agent of the Issuer as the owner of such Global Subordinated Note for all purposes whatsoever. Neither the Issuer nor any agent of the Issuer will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Subordinated Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Issuer or any agent of the Issuer from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as holder of any Subordinated Note.

(h)        The Issuer, within 30 calendar days after the receipt of written notice from the Noteholder or any other holder of the Subordinated Notes of the occurrence of an Event of Default with respect to this Subordinated Note, shall mail to all the Noteholders, at their addresses shown on the Security Register (as defined in Section 13 below), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by the Issuer in writing.

11.        Payment Procedures. Payment of the principal and interest payable on the Maturity Date will be made by check, or by wire transfer in immediately available funds to a bank account in the United States designated by the registered Noteholder of this Subordinated Note if such Noteholder shall have previously provided wire instructions to the Issuer, upon presentation and surrender of this Subordinated Note at the Payment Office (as defined in Section 16 below) or at such other place or places as the Issuer shall designate by notice to the registered Noteholders as the Payment Office, provided that this Subordinated Note is presented to the Issuer in time for the Issuer to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Maturity Date) shall be made by wire transfer in immediately available funds or check mailed to the registered Noteholder, as such person’s address appears on the Security Register. Interest payable on any Interest Payment Date shall be payable to the Noteholder in whose name this Subordinated Note is registered at the close of business on the fifteenth (15th) calendar day (whether or not a Business Day), next preceding such Interest Payment Date (such date being referred to herein as the “Regular Record Date”) for such Interest Payment Date, except that interest not paid on the Interest Payment Date, if any, will be paid to the Noteholder in whose name this Subordinated Note is registered at the close of business on a special record date fixed by the Issuer (a “Special Record Date”), notice of which shall be given to the Noteholder not less than ten (10) calendar days prior to such Special Record Date. (The Regular Record Date and Special Record Date are referred to herein collectively as the “Record Dates”). To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Subordinated Note, on any amount of principal or interest on this Subordinated Note not paid when due. All payments on this Subordinated Note shall be applied first against costs and expenses of the Noteholder hereunder; then against interest due hereunder; and then against principal due hereunder. Noteholder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Subordinated Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Subordinated Notes. In the event Noteholder receives payments in excess of its pro rata share of

16

the Issuer’s payments to the holders of all of the Subordinated Notes, then Noteholder shall hold in trust all such excess payments for the benefit of the Noteholders of the other Subordinated Notes and shall pay such amounts held in trust to such other Noteholders upon demand by such Noteholders.

12.        Form of Payment. Payments of principal and interest on this Subordinated Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

13.        Registration of Transfer, Security Register. Except as otherwise provided herein, this Subordinated Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by the Noteholder in person, or by its attorney duly authorized in writing, at the Payment Office. The Issuer shall maintain a register providing for the registration of the Subordinated Notes and any exchange or transfer thereof (the “Security Register”). Upon surrender or presentation of this Subordinated Note for exchange or registration of transfer, the Issuer shall execute and deliver in exchange therefor a Subordinated Note or Subordinated Notes of like aggregate principal amount, each in a minimum denomination of $100,000 or any amount in excess thereof which is an integral multiple of $10,000 (and, in the absence of an opinion of counsel satisfactory to the Issuer to the contrary, bearing the restrictive legend(s) set forth hereinabove) and that is or are registered in such name or names requested by the Noteholder. Any Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed and accompanied by a written instrument of transfer in such form as is attached hereto and incorporated herein, duly executed by the Noteholder or his attorney duly authorized in writing, with such tax identification number or other information for each person in whose name a Subordinated Note is to be issued, and accompanied by evidence of compliance with any restrictive legend(s) appearing on such Subordinated Note or Subordinated Notes as the Issuer may reasonably request to comply with applicable law. No exchange or registration of transfer of this Subordinated Note shall be made on or after the fifteenth day immediately preceding the Maturity Date.

14.        Charges and Transfer Taxes. No service charge (other than any cost of delivery) shall be imposed for any exchange or registration of transfer of this Subordinated Note, but the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or governmental fee or charge that may be imposed in connection therewith (or presentation of evidence that such tax, charge or fee has been paid).

15.        Ownership. Prior to due presentment of this Subordinated Note for registration of transfer, the Issuer may treat the Noteholder in whose name this Subordinated Note is registered in the Security Register as the absolute owner of this Subordinated Note for receiving payments of principal and interest on this Subordinated Note and for all other purposes whatsoever, whether or not this Subordinated Note be overdue, and the Issuer shall not be affected by any notice to the contrary.

16.    Notices. All notices to the Issuer under this Subordinated Note shall be in writing and addressed to the Issuer at BankGuam Holding Company, P.O. Box BW, Hagåtña, Guam 96932, Attention: Chief Financial Officer, or to such other address as the Issuer may notify to the Noteholder (the “Payment Office”). All notices to the Noteholder shall be in writing and sent by first-class mail to each Noteholder at his or its address as set forth in the Security Register.

17

17.        Denominations. The Subordinated Notes are issuable only as fully registered Notes without interest coupons in minimum denominations of $100,000 or any amount in excess thereof which is an integral multiple of $10,000.

18.        Absolute and Unconditional Obligation of the Issuer. No provisions of this Subordinated Note shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal and interest on this Subordinated Note at the times, places and rate, and in the coin or currency, herein prescribed.

19.        Waiver and Consent.

(a)        This Subordinated Note may be amended or waived pursuant to, and in accordance with, the provisions set forth herein and as set forth in Section 8.3 of the Purchase Agreement. Any such consent or waiver given by the Noteholder shall be conclusive and binding upon such Noteholder and upon all subsequent holders of this Subordinated Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note. No delay or omission of the Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Any insured depository institution which shall be a Noteholder or which otherwise shall have any beneficial ownership interest in this Subordinated Note shall, by its acceptance of such Subordinated Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.

(b)        No waiver or amendment of any term, provision, condition, covenant or agreement in the Subordinated Notes shall be effective except with the consent of the holders of greater than fifty percent (50%) in aggregate principal amount (excluding any Subordinated Notes held by Issuer or any of its Affiliates) of the Subordinated Notes at the time outstanding; provided, however, that without the consent of each Noteholder of an affected Subordinated Note, no such amendment or waiver may: (i) reduce the principal amount of any Subordinated Note; (ii) reduce the rate of or change the time for payment of interest on any Subordinated Note; (iii) extend the maturity of any Subordinated Note; (iv) change the currency in which payment of the obligations of Issuer under the Subordinated Notes are to be made; (v) lower the percentage of aggregate principal amount of outstanding Subordinated Notes required to approve any amendment of the Subordinated Notes; (vi) make any changes to Section 4 (Merger and Sale of Assets), Section 5 (Events of Default; Acceleration; Compliance Certificate), Section 6 (Affirmative Covenants of the Issuer), Section 7 (Negative Covenants of the Issuer), Section 8 (Failure to Make Payment), or this Section 19 (Waiver and Consent) of the Subordinated Notes that adversely affects the rights of any Noteholder; or (vii) disproportionately affect the rights of any of the holders of the then outstanding Subordinated Notes. Notwithstanding the foregoing, Issuer may amend or supplement the Subordinated Notes without the consent of the Noteholders to cure any ambiguity, defect or inconsistency or to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes, or to make any change that does not adversely affect the rights of any Noteholder of any of the Subordinated Notes. No failure to exercise or delay in exercising,

18

by any Noteholder of the Subordinated Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law, except as restricted hereby. The rights and remedies provided in this Subordinated Note are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on Issuer in any case shall, in itself, entitle Issuer to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Noteholders to any other or further action in any circumstances without notice or demand.    No consent or waiver, expressed or implied, by the Noteholders to or of any breach or default by Issuer in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Issuer hereunder. Failure on the part of the Noteholders to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Noteholders of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by Issuer.

20.        Further Issues. The Issuer may, without the consent of the Noteholders, create and issue additional notes having the same terms and conditions of the Subordinated Notes (except for the Issue Date) so that such further notes shall be consolidated and form a single series with the Subordinated Notes.

21.        Governing Law; Interpretation. This Subordinated Note shall be governed by and construed in accordance with applicable federal law and the laws of the Territory of Guam, without regard to conflict of laws principles of said state. This Subordinated Note is intended to meet the criteria for qualification of the outstanding principal as Tier 2 capital under the regulatory guidelines of the FRB, and the terms hereof shall be interpreted in a manner to satisfy such intent.

22.        Priority. The Subordinated Notes rank pari passu among themselves and pari passu, in the event of any insolvency proceeding, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceeding or any liquidation or winding up of the Issuer, with all other present or future unsecured subordinated debt obligations of the Issuer, except any unsecured subordinated debt that, pursuant to its express terms, is senior or subordinate in right of payment to the Subordinated Notes.

23.        Status as Collateral. The obligation evidenced by this Subordinated Note is ineligible as collateral for a loan by the Issuer or any subsidiary of the Issuer.

24.        Defined Terms. Any capitalized term used herein and not otherwise defined shall have the meaning ascribed to it in the Purchase Agreement.

19

25.        Successors and Assigns. This Subordinated Note shall be binding upon the Issuer and inure to the benefit of the Noteholder and its respective successors and permitted assigns. The Noteholder may assign all, or any part of, or any interest in, the Noteholder’s rights and benefits hereunder at any time without notice to or consent of the Issuer. To the extent of any such assignment, such assignee shall have the same rights and benefits against the Issuer and shall agree to be bound by and to comply with the terms and conditions of the Purchase Agreement as it would have had if it were the Noteholder hereunder. The Issuer may not assign this Subordinated Note or its obligations hereunder except as provided in Section 4 hereto or with the prior written consent of the Noteholder.

[Signature Page Follows]

20

IN WITNESS WHEREOF, the undersigned has caused this Subordinated Note to be duly executed and attested.

BankGuam Holding Company

By:
Name: Joaquin P.L.G. Cook
Title: President and Chief Executive Officer

ATTEST:

BankGuam Holding Company

Name: Maria Eugenia H. Leon Guerrero
Title: EVP & Chief Operating Officer

21

ASSIGNMENT FORM1

To assign this Subordinated Note, fill in the form below:

I or we assign and transfer this Subordinated Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint agent to transfer this Subordinated Note on the books of BankGuam Holding Company (the “Issuer”). The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Subordinated Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The signatory hereto hereby certifies that it ☐ is / ☐ is not an Affiliate of the Issuer and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of the Issuer.

In connection with any transfer or exchange of any of the Note(s) evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being:

(1)	☐	acquired for the undersigned’s own account, without transfer; or
(2)	☐	transferred to the Issuer; or
(3)	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or
(4)	☐	transferred pursuant to an effective registration statement under the Securities Act; or
(5)	☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or
(6)	☐	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7), (8), (12) or (13) of Regulation D under the Securities Act) that has furnished a signed letter containing certain representations and agreements; or
(7)	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Issuer will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature (must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Subordinated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Signature
Date:

EXHIBIT B-1

FORM OF OPINION*

1.

Each of Company and Bank (i) is a corporation or Guam-chartered bank, as applicable, validly existing and in good standing under the laws of the Territory of Guam, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as such business is currently conducted and (iii) is duly qualified or licensed to do business in each jurisdiction in which the nature of such business or the ownership or leasing of such properties requires such qualification.

2.	Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

3.	Bank is an “insured depository institution” under Section 3(c)(2) of the Federal Deposit Insurance Act, as amended.

4.

Company has all necessary power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to consummate the transactions contemplated by the Agreement. The execution and delivery by Company of the Transaction Documents, and the consummation or performance by Company of the obligations thereunder on the date hereof, do not: (a) violate any federal or Guam statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized applicable to Company in transactions of the nature contemplated by the Agreement; (b) violate any court order, judgment or decree applicable to Company and known to us ; or (c) result in any violation of the Articles of Incorporation or Bylaws of the Company, each as currently in effect.

5.

The Agreement has been duly and validly authorized, executed and delivered by Company. The Agreement constitutes a legal valid and binding obligation of Company, enforceable against Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

6.

The Subordinated Notes have been duly and validly authorized and executed by Company and, when issued and delivered to and paid for by Purchasers in accordance with the terms of the Agreement, will constitute legal, valid and binding obligations of Company, enforceable against the Company in accordance with their terms, subject to the effect of (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

Exhibit B-1

7.

Assuming the accuracy of the representations, warranties and covenants of the Purchasers in the Agreement, the Subordinated Notes to be issued and sold by Company to the Purchasers pursuant to and in the manner contemplated by the Agreement will be issued in a transaction exempt from the registration requirements of the Securities Act.

8.	Neither Company nor any of its subsidiaries, including the Bank, is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

* The opinion will be subject to customary limitations and carveouts.

Exhibit B-1

EXHIBIT B-2

FORM OF OPINION*

1.

Each of Company and Bank (i) is a corporation or Guam-chartered bank, as applicable, validly existing and in good standing under the laws of the Territory of Guam, and (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as such business is currently conducted.

2.

Company has all necessary power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and to consummate the transactions contemplated by the Agreement. The execution and delivery by Company of the Transaction Documents, and the consummation or performance by Company of the obligations thereunder on the date hereof, do not: (a) violate any Guam statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized applicable to Company in transactions of the nature contemplated by the Agreement; (b) violate any court order, judgment or decree applicable to Company and that is known to us; or (c) result in any violation of the Articles of Incorporation or Bylaws of the Company, each as currently in effect.

3.

The Agreement has been duly and validly authorized, executed and delivered by Company. The Agreement constitutes a legal valid and binding obligation of Company, enforceable against Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

4.

The Subordinated Notes have been duly and validly authorized and executed by Company and, when issued and delivered to and paid for by Purchasers in accordance with the terms of the Agreement, will constitute legal, valid and binding obligations of Company, enforceable against the Company in accordance with their terms, subject to the effect of (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

* The opinion will be subject to customary limitations and carveouts.

Exhibit B-2